EXHIBIT 5.10

CONSENT OF S. THEBEN

The undersigned hereby consents to the use of their report entitled “Technical Report on the Côté Gold Project, Ontario, Canada” effective June 30, 2022, and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of IAMGOLD Corporation.

By:	/s/ Stephan Theben
Stephan Theben, Dipl.-Ing., SME (RM)
Mining Sector Lead and Managing Principal
SLR Consulting (Canada) Ltd.

Dated: November 7, 2024